Exhibit 3.1
STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is Vuzix Corporation.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Rd, Suite 400, City of Wilmington, Zip Code 19808, County of New Castle the name and address of its registered agent is Corporation Service Company.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 9/16/97.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 2009, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2009, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
          IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this Certificate this 2nd day of April, 2009.

By:	/s/ Paul J. Travers Authorized Officer

Name:	Paul J. Travers

Title:	President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VUZIX CORPORATION
Under Section 242 of the General Corporation Law
          Vuzix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
          FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, that the Corporation’s Certificate of Incorporation be amended by adding a new section to the end of Article 4 of the Corporation’s Certificate of Incorporation referred to as “D. Stock Split of the Common Stock” that reads as follows:
D. STOCK SPLIT OF THE COMMON STOCK
          Effective on July 16, 2008, each one shares of Common Stock, par value $.001 per share, of the Corporation outstanding as of such date shall, without any action on the part of the holder thereof, automatically be reclassified and changed into eight (8) shares of Common Stock, par value $.001 per share, of the Corporation.
          SECOND: In lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on July 16, 2008.

Vuzix Corporation
By:	/s/ Paul J. Travers
Paul J. Travers, President and CEO

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
ICUITI CORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That by Unanimous Written Consent the Board of Directors duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article thereof numbered, “FIRST” so that, as amended said Article shall be and read as follows:
          “FIRST: The name of the corporation is VUZIX CORPORATION.”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of August, 2007.

By:	/s/ Paul J. Travers

Title:	CEO

Name:	Paul J. Travers

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ICUITI CORPORATION
Under Section 242 of the General Corporation Law
          Icuiti Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
          FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, that the Corporation’s Certificate of Incorporation be amended by adding a new section to the end of Article 4 of the Corporation’s Certificate of Incorporation referred to as “C. Reverse Stock Split of the Common Stock” that reads as follows:
C. REVERSE STOCK SPLIT OF THE COMMON STOCK
          Effective on June 28, 2007, each seven shares of Common Stock, par value $.001 per share, of the Corporation outstanding as of such date shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one share of Common Stock, par value $.001 per share, of the Corporation.
          SECOND: In lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on June 27, 2007.

Icuiti Corporation
By:	/s/ Paul J. Travers
Paul J. Travers, President and CEO

CERTIFICATE OF DESIGNATIONS
OF THE SERIES C 6% PREFERRED STOCK
OF
ICUITI CORPORATION
* * * * * * *
Icuiti Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
     That, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation (as amended), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution providing for the creation of a series of Preferred Stock, par value $0.001 per share, of the Corporation known as Series C 6% Convertible Preferred Stock, which resolution is as follows:
     RESOLVED, that the Corporation is hereby authorized to designate five hundred thousand (500,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation as Series C 6% Convertible Preferred Stock having the rights and preferences as set forth on Schedule A attached hereto.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed in its corporate name on this 18 day of June, 2007.

Icuiti Corporation
By:	/s/ Paul J. Travers
Paul J. Travers, President

Schedule A
Terms of Series C 6% Convertible Preferred Stock
(A) Voting Privileges.
     (a) General. Each holder of Series C Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder’s shares of Series C Preferred Stock are then convertible, as hereinafter provided. Except as otherwise provided herein, and except as otherwise required by agreement or law, the shares of Series C Preferred Stock and the shares of Common Stock shall vote as a single class on all matters submitted to the stockholders.
     (b) No Cumulative Voting. No holder of shares of capital stock of the Corporation shall have any cumulative voting rights.
(B) Dividends.
     The holders of outstanding Series C Preferred Stock shall be entitled to receive in any fiscal year, when, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock), on the Common Stock of the Corporation (but subject to the rights of the Series A Preferred Stock and the Series B Preferred Stock, if any), dividends in cash at the rate of $0.60 per share of Series C Preferred Stock per annum (as adjusted for any stock splits, stock dividends, recapitalizations and the like). Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid on or declared and set apart for all shares of Series A Preferred Stock and Series B Preferred Stock for such year. No further dividends shall be paid to holders of shares of Series C Preferred Stock in excess of such annual rate in any fiscal year unless at the same time equivalent dividends are paid to holders of shares of Common Stock; provided that holders of shares of Series C Preferred Stock shall participate pro rata (on an as-if-converted basis) in any dividends paid on Common Stock, subject to any rights of the Series A Preferred stock and the Series B Preferred Stock. The right to receive such dividends on shares of Series C Stock shall be cumulative, but no undeclared or unpaid dividend shall bear or accrue interest.
     Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.
(C) Other Terms of the Preferred Stock.
     (a) Liquidation Preference.
          (i) In the event of an involuntary or voluntary liquidation, dissolution or winding up of the Corporation at any time, subject to the rights of the holders of the Series A

Preferred Stock and the Series B Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the sum of $10.00 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), respectively, plus unpaid dividends thereon, if any (the “Liquidation Preference”). In the event of either an involuntary or a voluntary liquidation, dissolution or winding up of the Corporation, payment of the Liquidation Preference to the holders of shares of Series C Preferred Stock shall be made prior and in preference to any payment or other distribution of assets to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Series C Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation.
          (ii) Upon completion of the distribution required by subsection (a)(i) of this Article (C), the holders of the Series C Preferred Stock shall participate in the distribution of all of the remaining assets of this Corporation available for distribution to stockholders as if such shares of Series C Preferred Stock had been converted into Common Stock at the conversion rate then in effect.
          (iii) For purposes of this Section, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least sixty-seven percent (67%) of the Series C Preferred Stock then outstanding, voting as a single class on an as-converted basis and not as separate series, shall determine otherwise), (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (B) a sale of all or substantially all of the assets of the Corporation. If the holders of Preferred Stock fail to give the Corporation notice of their determination that such transactions shall not be deemed a liquidation, dissolution or winding up of the Corporation two (2) days prior to the effective date of any such transaction, the provisions of subparagraph (b)(7) below hereof shall apply. The Corporation shall give each holder of record of Series C Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting of the Corporation called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this subparagraph (a) (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Series C Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation, dissolution or winding up of the Corporation), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than twenty (20) days after the mailing by the Corporation of the first notice provided for herein or sooner than ten (10) days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be reduced upon the written consent of the holders of sixty-seven percent (67%) of the Series C Preferred Stock.
          (iv) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
               A. Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
                    (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;
                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
                    (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
               B. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.
          (v) In the event the requirements of this subsection 4(C)(a) are not complied with, this Corporation shall forthwith either:
               A. cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or
               B. cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection E(a)(iii) hereof.
          (vi) Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series C Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (b) below.

     (b) Conversion Right. At the option of the holders thereof, each share of Series C Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate), into such number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation as is determined by dividing, $10.00 (the “Original Issue Price”) by the Conversion Price applicable to such share determined as hereafter provided in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series C Preferred Stock shall be $0.3333 per share of Common Stock; provided, however, that the Conversion Price for the Series C Preferred Stock shall be subject to adjustment as hereinafter provided. The following provisions shall govern such right of conversion:
(i) In order to convert shares of Series C Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion.
(ii) Excluding (a) options to purchase shares of Common Stock and the issuance of awards of Common Stock granted to employees, directors and consultants of the Corporation pursuant to key employee and consultant benefit plans adopted by the Corporation and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plans, (b) issuances of shares of Common Stock or warrants for the purchase of shares of Common Stock approved by the Board of Directors of the Corporation in connection with equipment lease or bank financing transactions, (c) issuances of shares of Common Stock on conversion of shares of the Series A Preferred Stock, shares of the Series B Preferred Stock or shares of the Series C Preferred Stock, (d) issuances of shares in connection with a firm commitment underwritten public offering, (e) dividends or distributions on Preferred Stock and (g) issuances of shares in connection with business combinations or corporate partnering agreements approved by the Corporation’s Board of Directors, if on or before June 30, 2006 the Corporation shall issue or sell (in one or more transactions, whether or not related), shares of its Common Stock (or Convertible Securities, rights options of warrants convertible into or exercisable for shares of its Common Stock (except such as are excluded pursuant to the provisos of the following Subparagraph (a))) resulting in aggregate gross proceeds to the Corporation of $1,000,000 or more, for an average consideration per share less than the Initial Conversion Price per share, as adjusted pursuant to Subparagraphs (E)(b)(3) and (E)(b)(4), then the Conversion Price of the Series C

Preferred Stock shall be reduced to the average Price per Share of all shares of Common Stock so sold. The Average Price per Share shall mean the Total Consideration Received for such Shares, divided by the Total Consideration received for such shares (each determined in accordance with the further provisions of this Subparagraph (C)(b)(ii), calculated to the nearest cent, as follows:.
     (a) In the case of the grant (whether directly or by assumption in a merger or otherwise) of any rights to subscribe for or to purchase, or any options for the purchase of, (i) Common Stock or (ii) any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called “Convertible Securities”) whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, (x) the “Number of Shares” of Common Stock that are issued by the Corporation shall be deemed to be the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities and (y) the “Total Consideration Received” for such Common Stock shall be deemed to be (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, (iii) in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities..
     (b) In the case of the issuance or sale by the Corporation (whether directly or by assumption in a merger or otherwise) of any Convertible Securities (other than any such issue or sale of such Convertible Securities made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant the preceding subparagraph (i), whether or not the rights to exchange or convert thereunder are immediately exercisable, the “Number of Shares” of Common Stock that shall be deemed to have been issued by the Corporation shall be the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities and the Total Consideration Received for the Common Stock issuable upon such conversion or exchange shall be the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof
     (c) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, , without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (7) below, shall be made after giving effect to such adjustment of the Conversion Price.
     (d) In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.
     (e) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (b).
(3) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (5) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series C Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series C Preferred Stock, as the case may be, have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Series C Preferred Stock, as the case may be, such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock, other than such dividends and distributions which had previously been paid in respect of the Series C Preferred Stock and received by such holder. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.
(4) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.
(5) If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph (2), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (2) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor)

upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph (2), or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (2) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.
(6) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (a) above, lawful and adequate provision shall be made whereby the holders of Series C Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Series C Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series C Preferred Stock, as the case may be, had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series C Preferred Stock and to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series C Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series C Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series C Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.
(7) Upon any adjustment of the Conversion Price, then and in each case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series C Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series C Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
(8) In case at any time:
          (i) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;
          (ii) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;
          (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;
          (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or
          (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
          then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series C Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.
(9) If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph (b) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(10) As used in this paragraph (b) the term “Common Stock” shall mean and include the Corporation’s presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Series A Preferred Stock, shares of Series B Preferred Stock and shares of Series C Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Series A Preferred Stock, shares of Series B Preferred Stock or shares of Series C Preferred Stock , or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (7) above.
(11) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. “Market price” shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which “market price” is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, or otherwise traded in the over-the-counter market, the “market price” shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.
     (c) Mandatory Conversion. The Series C Preferred shall automatically be converted into shares of Common Stock of the Corporation immediately upon the earlier of (i) the close of business on the date specified by written consent or agreement of sixty-seven percent (67%) of the outstanding Series C Preferred Stock, voting as a single class on an as-converted basis, or (ii) the closing of the Corporation’s sale of its Common Stock in a public offering pursuant to a registration statement on Form S-1 or Form SB-2 (or any then current forms similar thereto) under the Securities Act of 1933, as amended, in which the aggregate public offering price of the securities sold for cash by the Corporation in the offering, before deduction of underwriters’ commissions and expenses, is at least $10,000,000. As used herein, the term “closing” shall mean the delivery by the Corporation to the underwriters of certificates representing the shares of Common Stock of the Corporation offered to the public against delivery to the Corporation by such underwriters of payment therefor.

D. Option to Redeem.
               (a) At any time on or after July 1, 2007, the Company may state its intention to redeem any or all of the Series C Preferred Stock for a cash price equal to $10.00 plus all accrued plus unpaid dividends, by providing an irrevocable, written notice (the “Redemption Notice”) to the Holder. The Redemption Notice shall state that the Company seeks to redeem all or a portion of the Series C Preferred Stock held by such Holder, specifying the number of shares to be redeemed, and shall set the date for the Company’s (which date shall be not more than thirty (30) days after the date of such Redemption Notice
               (b) The Holder shall have the right to convert after a Redemption Notice has been received but before actual redemption.
-END-

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VICUITY CORPORATION
Under Section 242 of the General Corporation Law
     The undersigned, being the President of Vicuity Corporation, does hereby certify as follows:
     1. The name of the Corporation is Vicuity Corporation.
     2. The name of the Corporation is hereby changed to ICUITI CORPORATION. Therefore, paragraph “FIRST” of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
          “FIRST: The name of the corporation is ICUITI CORPORATION.”
     3. The Certificate of Amendment was authorized by written consent of the Board of Directors followed by unanimous written consent of the stockholders in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, this Certificate has been subscribed this 16th day of December, 2004 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

/s/ Paul J. Travers
Paul J. Travers, President

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
INTERACTIVE IMAGING SYSTEMS, INC.
INTERACTIVE IMAGING SYSTEMS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.	The Certificate of Incorporation is hereby amended to change the name of the corporation in Paragraph FIRST to Vicuity Corporation. Paragraph FIRST shall read in its entirety as follows:

FIRST: The name of the Corporation is Vicuity Corporation.

2.	This amendment was duly adopted by action taken by the Board of Directors of the Corporation at a meeting followed by unanimous written consent of the stockholders in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Interactive Imaging Systems, Inc. has caused this certificate to be signed by Paul J. Travers, its President, this 17th day of August, 2004.

INTERACTIVE IMAGING SYSTEMS, INC.
By:	/s/ Paul J. Travers
Paul J. Travers, President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INTERACTIVE IMAGING SYSTEMS, INC.
Under Section 242 of the General Corporation Law
     The undersigned, being the President of Interactive Imaging Systems, Inc., does hereby certify as follows:
     1. The name of the Corporation is Interactive Imaging Systems, Inc. (the “Corporation”).
     2. The Restated Certificate of Incorporation was filed by the Delaware Secretary of State on November 20, 1997.
     3. The Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:
          RESOLVED, that the Certificate of Incorporation of Interactive Imaging Systems, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:
          “ARTICLE 4. The total number of shares of all classes of which the Corporation shall have authority to issue shall be 406,745,681 shares, consisting of (i) 725,000 shares of Series A Redeemable Preferred Stock, par value $.001 each (hereinafter called “Series A Preferred Stock”); (ii) 1,020,681 of Series B Convertible Preferred Stock, par value $0.001 each (hereinafter called “Series B Preferred Stock”); (iii) 5,000,000 shares of undesignated preferred stock, par value $.001 each (hereinafter called, collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), and (iv) 400,000,000 shares of common stock, par value $.001 each (hereinafter called “Common Stock”).
     Sections A and B of Article 4 constituting statements of the powers, designations, limitations, and restrictions of the classes of stock shall remain unchanged.
     4. In lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Sections 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 to every stockholder entitled to such notice.

     IN WITNESS WHEREOF, this Certificate has been subscribed this 19th day of December, 2003 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

INTERACTIVE IMAGING SYSTEMS, INC.
By:	/s/ Paul J. Travers
Paul J. Travers, President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INTERACTIVE IMAGING SYSTEMS, INC.
Under Section 242 of the General Corporation Law
     The undersigned, being the President of Interactive Imaging Systems, Inc., does hereby certify as follows:
     1. The name of the Corporation is Interactive Imaging Systems, Inc. (the “Corporation”).
     2. The Restated Certificate of Incorporation was filed by the Delaware Secretary of State on November 20, 1997.
     3. The Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:
          RESOLVED, that the Certificate of Incorporation of Interactive Imaging Systems, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:
          “ARTICLE 4. The total number of shares of all classes of which the Corporation shall have authority to issue shall be 206,745,681 shares, consisting of (i) 725,000 shares of Series A Redeemable Preferred Stock, par value $.001 each (hereinafter called “Series A Preferred Stock”); (ii) 1,020,681 of Series B Convertible Preferred Stock, par value $0.001 each (hereinafter called “Series B Preferred Stock”); (iii) 5,000,000 shares of undesignated preferred stock, par value $.001 each (hereinafter called, collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), and (iv) 200,000,000 shares of common stock, par value $.001 each (hereinafter called “Common Stock”).
     Sections A and B of Article 4 constituting statements of the powers, designations, limitations, and restrictions of the classes of stock shall remain unchanged.
     4. In lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Sections 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 to every stockholder entitled to such notice.

     IN WITNESS WHEREOF, this Certificate has been subscribed this 11 day of October, 2002 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

INTERACTIVE IMAGING SYSTEMS, INC.
By:	/s/ Paul J. Travers
Paul J. Travers, President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INTERACTIVE IMAGING SYSTEMS, INC.
     INTERACTIVE IMAGING SYSTEMS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     I. The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Sections 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 General Corporation Law of the State of Delaware.
     II. The first paragraph of Article 4 of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:
ARTICLE 4. The total number of shares of all classes of which the Corporation shall have authority to issue shall be 106,745,681 shares, consisting of (i) 725,000 shares of Series A Redeemable Preferred Stock, par value $.001 each (hereinafter called “Series A Preferred Stock”); (ii) 1,020,681 of Series B Convertible Preferred Stock, par value $0.001 each (hereinafter called “Series B Preferred Stock”); (iii) 5,000,000 shares of undesignated preferred stock, par value $.001 each (hereinafter called, collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), and (iv) 100,000,000 shares of common stock, par value $.001 each (hereinafter called “Common Stock”).
     Sections A and B of Article 4 constituting statements of the powers, designations, limitations, and restrictions of the classes of stock shall remain unchanged.

     IN WITNESS WHEREOF, Interactive Imaging Systems, Inc. has caused this certificate to be executed by Paul J. Travers, its President, on this 1st day of October, 2000.

/s/ Paul J. Travers
Paul J. Travers, President

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
Interactive Imaging Systems, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is Interactive Imaging Systems, Inc.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Rd, Suite 400, City of Wilmington, Zip Code 19808, County of New Castle the name and address of its registered agent is Corporation Service Company 2711 Centerville Rd, Suite 400, Wilmington, DE 19808.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 9/16/97.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February 2000, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Paul J. Travers the last and acting authorized officer hereunto set his/her hand to this certificate this 5th day of October AD, 2000.

By:	/s/ Paul J. Travers Authorized Officer

Name:	Paul J. Travers

Title:	President

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
KAOTECH CORPORATION
     KAOTECH CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. The Certificate of Incorporation is hereby amended to change the name of the corporation in Paragraph FIRST to Interactive Imaging Systems, Inc. Paragraph FIRST shall read in its entirety as follows:
          FIRST: The name of the Corporation is Interactive Imaging Systems, Inc.
     2. This amendment was duly adopted by action taken by the Board of Directors of the Corporation at a meeting followed by Unanimous Written Consent of Stockholders of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Kaotech Corporation has caused this certificate to be signed by Paul J. Travers, its President, this 12th day of March, 1996.

KAOTECH CORPORATION
By:	/s/ Paul J. Travers
Paul J. Travers, President

RESTATED CERTIFICATE OF INCORPORATION
OF
KAOTECH CORPORATION
     It is hereby certified that:
     1. (a) The present name of the corporation (hereinafter called the “Corporation”) is:
Kaotech Corporation
     (b) The name under which the Corporation was originally incorporated is VR Acquisition Corp., and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is September 16, 1997; and the date of filing of the certificate of amendment of the certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware changing the name of the Corporation is September 25, 1997.
     2. The provision of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereafter set forth, and which further amends such certificate of incorporation, and which is entitled Restated Certificate of Incorporation of Kaotech Corporation.
     3. The Board of Directors of the corporation and the shareholders of the corporation have duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Sections 242 & 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

RESTATED CERTIFICATE OF INCORPORATION
OF
KAOTECH CORPORATION
     This is a restated certificate of incorporation, with amendments, duly adopted by the shareholders of the Corporation pursuant to the provisions of 242 & 245 of the General Corporation Law of the State of Delaware.
     ARTICLE 1. The name of the Corporation is: Kaotech Corporation.
     ARTICLE 2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
     ARTICLE 3. The nature of the business and purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     ARTICLE 4. The total number of shares of all classes of which the Corporation shall have authority to issue shall be 16,745,681 shares, consisting of (i) 725,000 of Series A Redeemable Preferred Stock, par value $0.001 each (hereinafter called “Series A Preferred Stock”), (ii) 1,020,681 of Series B Convertible Preferred Stock, par value $0.001 each (hereinafter called “Series B Preferred Stock”), (iii) 5,000,000 shares of undesignated preferred stock par value $0.001 each (hereinafter called, collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”) and (iv) 10,000,000 shares of common stock, par value $0.001 each (hereinafter called “Common Stock”).
A. COMMON STOCK
     The following provisions of this Part A of this Article 4 constitute a statement of the powers, designations, limitations and restrictions of and relating to the Common Stock.
     (1) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as set forth herein.
     (2) The common Stock shall have voting rights for the election of directors and for all other matters voted on by shareholders, each holder of Common Stock being entitled to one vote for each share thereof held of record by such holder, except as otherwise required by law.
     (3) Each share of Common Stock is entitled to participate equally in such dividends as may be declared by the Board of Directors and, subject to the rights of the Preferred Stock, in any other distributions made by the Corporation.

B. PREFERRED STOCK
     The following provisions of this Part B of this Article 4, consisting of §§1 — 10, constitute a statement of the powers, designations, limitations and restrictions of and relating to the Preferred Stock.
     §1. Definitions. As used in this Article 4:
          (a) the term “Capital Stock” shall mean and include Preferred Stock, Common Stock and all (if any) other Junior Stock;
          (b) the term “Distributable Assets” shall mean, in relation to any voluntary or involuntary liquidation, dissolution or winding up of the Corporation at any particular time, all of the property and assets of the Corporation (whether from capital, surplus or earnings) available for distribution to the Corporation’s shareholders upon such liquidation, dissolution or winding up of the corporation, calculated as though all subsidiaries of the Corporation had been liquidated and their assets distributed to the Corporation; and
          (c) the term “Junior Stock” shall mean and include Common Stock and any other capital stock of the corporation of any class or of any series of any class which is junior to Preferred Stock as to the payment of dividends or as to distributions upon dissolution, liquidation, winding up or redemption.
          (d) the term “Liquidation Value” shall mean, in relation to (i) any share of Series A Preferred Stock, $1.00 per share and (ii) any share of Series B Preferred Stock, $0.10 per share, subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock or the Series B Preferred Stock (as the case may be), plus all dividends accrued pursuant to §2 hereof; and
          (e) the term “Original Issue Date” shall mean, in relation to any share of Preferred Stock, the date on which such share was originally issued by the corporation to the original holder thereof; and
          (f) except as used in §§6.05 and 6.06 of this Article 4 or unless the context otherwise requires, the term “distribution” shall mean (i) the declaration, payment or transfer of ash or other property of the corporation without consideration on or in respect of any Capital Stock of the Corporation, whether by way of dividend or otherwise or (ii) the purchase or redemption of shares of the Capital Stock of the Corporation for cash or property of the Corporation, including in the case of each of clauses (i) and (ii), any such declaration, payment, transfer, purchase or redemption by a subsidiary of the Corporation. Securities issued by the Corporation shall not be deemed property of the Corporation.
     §2. Dividends on Preferred Stock.

     §2.01. General. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation will pay preferential dividends to the holders of the Preferred Stock as provided in this §2.
     §2.02. Series A Preferred Stock.
          (a) Dividends on each outstanding share of Series A. Preferred Stock (whether payable in cash or in stock) will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at the rate of 3% per annum on the Liquidation Value thereof, and will be payable on the last day of each fiscal quarter (each such date, a “Dividend Payment Date”). All dividends payable pursuant to this §2.02 shall be paid in additional shares of Series A Preferred Stock having an aggregate Liquidation Value equal to the aggregate amount of such accrued and unpaid dividends (a “PIK Dividend”) on the last business day of each fiscal quarter. All shares of Series A Preferred Stock issued pursuant to a PIK dividend will hereupon be duly authorized, validly issued, fully paid and nonassessable. Each such PIK Dividend shall be made pro rata with respect to the outstanding shares of Series A Preferred Stock in accordance with the respective dividends then due and payable thereon. Dividends with respect to such additional shares of Series A Preferred Stock issued as s PIK Dividend shall accrue at the rates and on the other terms set forth in this §2.02.
          (b) Dividends on each share of Series A Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its “date of issuance”, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share, provided that with respect to any share of Series A Preferred Stock issued pursuant to a PIK Dividend made pursuant to §2.02 (a) above, the first day of the fiscal quarter following the applicable Dividend Payment Date shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Without the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, no dividends or other distributions will be paid, declared or set apart with respect to the Series B. Preferred Stock or Common Stock or any other shares of Junior Stock unless all accrued but unpaid dividends on the Series A Preferred Stock shall have been paid.
          (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock held by each such holder.
     §3. Voting Rights of Holders of Preferred Stock.

     §3.01. Series A Preferred Stock. Except as otherwise provided by law or as set forth in §7 below, the holders of Series A Preferred Stock shall have no right to vote on any matter submitted to shareholders of the Corporation for vote, consent or approval.
     §3.02 Series B Preferred Stock. Each Holder of Series B Preferred Stock shall be entitled to vote on all matters voted on by shareholders of the Corporation and shall have that number of votes equal to the maximum number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder could be converted pursuant to §6 hereof, determined (a) as of the record date fixed for determining shareholders entitled to vote or (b) if no record date is fixed, as of the date such vote is taken or written consent therefore is solicited by the Corporation’s Board of Directors. Except as otherwise provided in this Article 3, or required by law, the holders of Series B Preferred Stock shall vote with holders of Common Stock as one class.
     §4. Liquidation Rights of Preferred Stock.
     §4.01. Liquidation Preference of Holders of Preferred Stock.
          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a “Liquidation”), the holders of Class A Preferred Stock will be entitled to be paid out of the Distributable Assets, before any payments shall be made to the holders of the Class B Preferred Stock or the Junior Stock, an amount in cash equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of all shares of Class A Preferred Stock outstanding, and the holders of Class A Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation’s Distributable Assets are insufficient to permit payment to the holders of the Class A Preferred Stock of the full amount to which they are entitled hereunder, then the entire Distributable Assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued but unpaid dividends of the Class A Preferred Stock held by each such holder. The Corporation will mail written notice of any Liquidation not less than 30 days prior to the payment date stated therein to each record holder of Class A Preferred Stock. The consolidation or merger of the Corporation into or with any other corporation or corporations, the sale or transfer by the Corporation of all or any substantial part of its assets, and the sale of at least a majority of the then outstanding shares of Common Stock of the Corporation will be deemed to be a Liquidation for purposes of this §4.01.
          (b) After the payment of all preferential amounts required to be paid to the holders of Class A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Class A Preferred Stock, the holders of Class B Preferred Stock will be entitled to be paid out of the Distributable Assets, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of all shares of Class B Preferred Stock outstanding, and the holders of Class B Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation’s Distributable Assets are insufficient to permit payment to the holders of the Class B Preferred Stock of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued but unpaid dividends) of the Class B Preferred Stock held by each such holder. The Corporation will main written notice of any Liquidation not less than 30 days prior to the payment date stated therein to each record holder of Class B Preferred Stock.
     §4.02. Non-Preferential Distributions. After the payment of (i) all preferential amounts required to be paid to the holders of Class B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Class B Preferred Stock and (ii) all preferential amounts required to be paid to the holders of Class A Preferred Stock and any other class or series of stock of the Corporation ranking on a parity with the Class A Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.
     §4.03. Merger and Sale Treated as Liquidation. For all purposes of this §4, each of (i) the merger or consolidation of the Corporation with or into any other corporation or corporations or the merger or consolidation of any other corporation or corporations with or into the Corporation, except for the merger into the Corporation of any wholly-owned subsidiary of the Corporation, and (ii) the sale, transfer, lease or other disposition of all or substantially all of the property and assets of the Corporation or of any subsidiary or subsidiaries of the Corporation (if the assets of such subsidiary or subsidiaries represent 50% or more in value of the aggregate assets of the Corporation and all its subsidiaries), or the sale of a majority of the shares of voting common stock of any such subsidiary or subsidiaries, shall be deemed to be a liquidation or winding up of the Corporation within the meaning of this §4.
     §5. Redemption of Series A. Preferred Stock.
     5.01. Redemption at Option of Corporation. The Corporation may at any time redeem all or any portion of the Class A Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof. The Corporation will mail written notice of a redemption pursuant to this §5.01 to each record holder of Class A Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to occur. Except as otherwise provided herein, the number of shares of Class A Preferred Stock to be redeemed from each holder thereof in redemptions pursuant to this §5.01 will be the number of shares of Class A Preferred Stock determined by multiplying the total number of shares of Class A Preferred Stock to be redeemed by a fraction, the numerator of which will be the total number of shares of Class A Preferred Stock then held by the holder and the denominator of which will be the total number of shares of Class A Preferred Stock then outstanding.
     §5.02. Redemption at Option of Holders. By written notice to the Corporation (a “Redemption Notice”), a Special Majority of Series A Preferred Holders (as defined in §7.02(c)) may elect to require the Corporation to redeem, at any time or from time to time on or after November ___, 2007 and at the Liquidation Value all of the then outstanding shares of Series A Preferred Stock (subject to the right of any holder to decline participation in such redemption) or such portion thereof as may be specified in the related Redemption Notice. The Corporation will promptly give to all holders of record of Series A Preferred Stock written notice of its receipt of any Redemption Notice and offer to them the options (i) to decline to participate in the proposed redemption or (ii), if their shares have not been included in the related Redemption Notice, the right to participate therein. Any holder who desires to exercise either such option shall have twenty (20) days to give written notice to the Corporation of such holder’s election to do so. Upon receipt of a Redemption Notice, the Corporation shall, from funds legally available therefor, effect the redemption in full of the required number of shares of Series A Preferred Stock, at the Liquidation Value thereof, on such date (a “Redemption Date”) on or after November 30, 2007 which is not more than ninety (90) days after the date of such Redemption Notice as the Corporation may specify by notice to the holders of record of Series A Preferred Stock.
     §5.03. Allocation of Redemption Payments Among Holders of Series A Preferred Stock.
          (a) Allocation. If, on any Redemption Date, the Corporation shall be legally prohibited from paying the Liquidation Value for each of the shares of Series A Preferred Stock which the Corporation shall have become obligated to redeem on such Redemption Date, then each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall have the right to have redeemed by the Corporation, on such Redemption Date, the largest whole number of shares of Series A Preferred stock which may be redeemed at the applicable Liquidation Value by payment by the Corporation to such holder of an amount equal to the product of (a) the Available Redemption Amount, multiplied by (b) the Allocation Fraction determined as at the relevant Redemption Date for all shares of Series A Preferred Stock held of record by such holder which the Corporation was (but for the provisions of this §5.03) obligated to redeem on such Redemption Date.
          (b) Definitions. As used in this §5.03, the following terms shall have the meanings assigned to them below:
               (i) “Allocation Fraction” shall mean, in relation to any particular holder of shares of Preferred Stock to be redeemed on any Redemption Date, a fraction (i) the numerator of which shall be equal to the number of shares of Preferred Stock held by such holder on the relevant Redemption Date, and (ii) the denominator of which shall be equal to the aggregate number of all shares of Preferred Stock to be redeemed (prior to effecting any allocation pursuant to §5.03 (a)) on such Redemption Date.
               (ii) “Available Redemption Amount” shall mean, in relation to any Redemption Date, all property and assets of the Corporation legally available for the redemption of shares of Preferred Stock by the Corporation on such Redemption Date, calculated as though all subsidiaries of the Corporation had been liquidated and their assets distributed to the Corporation.
     §5.04. Miscellaneous Provisions Applicable to Redemption of Series A Preferred Stock.
          (a) Reduction of Capital. The Corporation shall, to the extent necessary to effect each and every redemption of shares of Preferred Stock required pursuant to §5.01 or §5.02 hereof, apply to each such redemption or redemptions such amount or amounts out of its capital as may then be permitted by the laws of the State of Delaware, and shall all action, with respect to reduction of its capital or otherwise, required by the laws of the State of Delaware.
          (b) Surrender of Shares of Series A Preferred Stock. On each Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender such holder’s certificates for such shares to the Corporation in the manner and at the place designated by the Corporation (or if the Corporation shall not have made any such designations, at the chief executive offices of the Corporation) and shall thereupon be entitled to receive the applicable Liquidation Value for such shares. In case less than all of the shares represented by any such surrendered certificates are to be redeemed, a new certificate shall be issued by the Corporation representing the unredeemed shares of Series A Preferred Stock.
          (c) Termination of Rights. If, on any applicable Redemption Date, the applicable Liquidation Value is either paid and delivered by the Corporation to the holder of any Series A Preferred Stock or made available by the Corporation for payment and delivery to such holder, but such holder fails to surrender its certificates or accept such payment and delivery, then, notwithstanding that the stock certificates representing any of the shares of Series A Preferred Stock to be redeemed shall have not been surrendered, the dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after the applicable Redemption Date and all rights with respect to such shares shall forthwith, after the applicable Redemption Date, cease and terminate, except only the right to receive the applicable Liquidation Value without interest (but with any dividends comprising part of the Liquidation Value) upon surrender of their certificates therefore.
     §5.05. Failure of Corporation to Redeem Series A Preferred Stock. If, on any Redemption Date, the Corporation shall fail or be unable, by reason of lack of funds legally available for such purpose or otherwise, to redeem all of the shares of Series A Preferred Stock required to be redeemed on such date, then the holders of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall have the rights (a) to elect by written consent or at any meeting called for such purpose a number of directors of the Corporation such that the directors elected pursuant to this §5.05 shall constitute a majority of the Board of Directors of the Corporation immediately following such election and (b) to effect any amendment to the Corporation’s by-laws (or resolution of the Corporation’s Board of Directors) necessary for such purpose.
     §6. Conversion. The holders of Preferred Stock shall have the conversion rights set forth in the following provisions of this §6.
     §6.01. Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for Preferred Stock or Common Stock, into fully paid and non-assessable shares of Common Stock, at the Conversion Ratio for such share of Series B Preferred Stock in effect at the time of conversion determined as provided in this §6. Each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient (herein called the “Conversion Ratio”) determined by dividing (a) the Initial

Conversion Price (as defined in §6.02 hereof) for such share of Series B Preferred Stock, by (b) the Conversion Price for such share of Series B Preferred Stock in effect at the time of conversion.
     §6.02 Conversion Price. As used in this §6, (a) the term “Conversion Price” shall mean, in relation to any share of Series B Preferred Stock at any time, the Initial Conversion Price for such share at such time as adjusted from time to time pursuant to the provisions of this §6; and (b) the term “Initial Conversion Price” shall mean, in relation to each share of Series B. Preferred Stock, $0.10.
     §6.03. Mechanics of Conversion.
          (a) Exchange of Share Certificates. Before any holder of Series B Preferred Stock shall be entitled to convert such Series B. Preferred Stock into Common Stock, such holder shall surrender the stock certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for Preferred Stock or Common Stock, accompanied by a written notice of its election to convert the same and of the number of shares of Series B Preferred Stock to be so converted. Upon receipt of such stock certificates and notice, the Corporation shall forthwith issue and deliver at such office to such holder of Series B Preferred Stock a stock certificate or certificates for the number of shares of Common Stock to which it shall be entitled pursuant to §6.01 and §6.02 hereof. The Corporation will also, upon such conversion and the issue and delivery of such stock certificate or certificates representing Common Stock, pay in shares of Common Stock (valued at the Common Stock’s fair market value at the time of conversion, as determined on a reasonable basis and in good faith by the Board of Directors) all accrued and unpaid dividends computed to the effective date of conversion on the shares of Series B Preferred Stock so converted.
          (b) Effective Date of Conversion. Each conversion shall be deemed to have been made immediately prior to the close of business of the Corporation on the date of the surrender to the Corporation of the shares of Series B Preferred Sock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
     §6.04. Adjustment for Stock Splits and Combinations. If the Corporation shall, at any time or from time to time after the Original Issue Date for any share of Series B Preferred Stock, effect a subdivision of the outstanding shares of Common Stock, the Conversion Price for such share of Series B Preferred Stock in effect immediately prior to such subdivision shall be proportionately decreased by multiplying (i) such Conversion Price, by (ii) a fraction:
          (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision; and
          (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such subdivision.

If the Corporation shall, at any time or from time to time after the Original Issue Date for any share of Series B Preferred Stock, effect any combination of the outstanding shares of Common Stock, the Conversion Price for such share of Series B Preferred Stock in effect immediately prior to such combination shall be proportionately increased by multiplying (iii) such Conversion Price, by (iv) a fraction:
          (c) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such combination; and
          (d) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such combination.
Any adjustment under this §6.04 shall become effective at the close of business on the date on which such subdivision or combination becomes effective.
     §6.05. Adjustment for Certain Common Stock Dividends and Distributions. In the event the Corporation shall, at any time or from time to time after the Original Issue Date for any share of Series B Preferred Stock, make or issue, or fix a record date for the determination of holders of holders of Junior Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then, and in each such event, the Conversion Price for such share of Series B Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying (i) the Conversion Price for such share of Series B Preferred Stock then in effect, by (ii) a fraction:
          (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
          (b) the denominator of which shall be the sum of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus (2) the total number of shares of Common Stock issuable in payment of such dividend or distribution;
provided, however, that if such a record date shall have been fixed and such dividend is not fully paid, or such distribution is not fully made, on the date fixed therefore, then the Conversion Price shall be recomputed accordingly as of the close of business on such record date. In the event that any holder of shares of Series B Preferred Stock elects to convert any of such shares into Common Stock pursuant to the provisions of this §6 after any record date for determining holders of Junior Stock entitled to receive any dividend or other distribution payable in shares of Common Stock but prior to the date on which such dividend is paid, the Corporation may defer, until such dividend is paid, the issue to such holder of all of the additional shares of Common Stock but prior to the date on which such dividend is paid, the Corporation may defer, until such dividend is paid, the issue to such holder of all of the additional shares of Common Stock issuable to such holder upon such conversion solely by reason of the adjustment made to the Conversion Price of each such share of Series B Preferred Stock pursuant to this §6.05 on the record date for such dividend; provided further, however, that the Corporation shall, promptly upon the request of such holder, issue to such holder a written certificate or other instrument evidencing such holder’s right to receive such additional shares of Common Stock.
     §6.06. Adjustment for Dividends and Distributions Payable in Other Securities. In the event the Corporation shall, at any time or from time to time after the Original Issue Date for any share of Series B Preferred Stock, make or issue, or fix a record date for the determination of holders of shares of Junior Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each such event, provision shall be made by the Corporation so that the holders of shares of Series B Preferred Stock shall receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which such holders would have received had their shares of Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this §6 hereof with respect to the rights of the holders of shares of Series B Preferred Stock.
     §6.07. Adjustment for Reclassification; Exchange and Substitution. If the shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in §6.08 hereof), then, and in each such event, the holder of shares of Series P Preferred Stock shall have the right thereafter to convert such sales of Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided for in this §6.
     §6.08. Reorganizations, Mergers, Consolidations or Sales of Assets. If, at any time or from time to time, there shall be a capital reorganization of Junior Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in the §6), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made by the Corporation so that the holders of shares of Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of such shares of Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of shares of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this §6.08 with respect to the rights of the holders of shares of Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this §6 (including adjustment of the Conversion Price then in effect for each share of Series B Preferred Stock, and the number of shares issuable upon conversion of shares of Series B Preferred Stock) shall be applicable after that event in a manner as nearly equivalent as may be practicable.
     §6.09. Sale of Shares Below Conversion Price.
          (a) Reduction of Conversion Price. If (and on each occasion that) the Corporation shall, at any time or from time to time after the Original Issue Date for any share or Series B Preferred Stock, issue or sell or (as provided by this §6.09) be deemed to issue or sell Additional Shares of Common Stock (as defined in §6.09(g)), other than as a dividend or other distribution on any class of stock or upon a subdivision or combination of shares of Common Stock, for a consideration per share less than the then existing Conversion Price for such share of Series B Preferred Stock or (as the case may be) for no consideration, then (and in each such case) the then existing Conversion price for each share of Series B Preferred Stock shall be reduced, as of the opening of business on the date of such issuance or sale, to a new Conversion Price which shall be determined by multiplying the Conversion Price then in effect by a fraction:
          (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock may then be converted plus (C) the number of shares of Common Stock which the consideration, if any, received by the Corporation for the total number of such Additional Shares of Common Stock so issued, would purchase at the Conversion Price in effect immediately prior to such issuance, and
          (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock may then be converted plus (C) the number of such Additional Shares of Common Stock so issued.
          (b) Determination of Consideration for Securities. For the purpose of making any adjustment in the Conversion Price for any shares of Series B Preferred Stock, the consideration received or deemed to be received by the Corporation for any issue or sale of securities shall:
          (i) to the extent it consists of cash, be computed as the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and also after deduction of any underwriting or similar commissions, compensations or concessions paid or allowed by the Corporation in connection with such issue or sale:
          (ii) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith and on a reasonable basis by the Board of Directors of the Corporation; and

          (iii) if Convertible Securities (as defined in §6.09 (c) hereof) or rights, options or warrants to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold, the consideration therein shall, to the extent applicable, be determined under §§6.09(c) through 6.09(f) hereof.
          (c) Common Stock Options and Warrants; Convertible Securities. For the purpose of making any adjustment to the Conversion Price for any share of Series B Preferred Stock, as provided in §6.09(a), if, at any time or from time to time after the Original Issue Date for such share of Series B Preferred Stock, the Corporation shall issue any rights, options or warrants for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options, warrants or Convertible Securities shall be less than the then existing Conversion Price for any shares of Series B Preferred stock, the Corporation shall be deemed (i) to have issued, at the time of the issuance of such rights, options warrants or Convertible Securities, the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof, and (ii) to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the sum of (A) total amount of the consideration, if any, received by the corporation for the issuance of such rights, options, warrants or Convertible Securities, plus (B) in the case of such rights, options or warrants, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such rights, options or warrants, or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). As used in this paragraph (c), the term “Effective Price” shall mean the quotient determined by dividing (X) the total of all of such consideration determined as provided by clause (ii) of the preceding sentence of this paragraph (c), by (Y) such maximum number of Additional Shares of Common Stock determined as provided by clause (i) of the preceding sentence of this paragraph (c). No further adjustment of the Conversion Price for any share of Series B Preferred Stock adjusted upon the issuance of such rights, options, warrants or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, options warrants or the conversion or exchange of any such Convertible Securities.
          (d) Expiration of Common Stock Options, Warrants and Conversion Rights. If any of the rights, options or warrants referred to in §6.09(c) or the conversion or exchange privilege represented by any Convertible Securities shall expire without having been exercised, the Conversion Price for any share of Series B Preferred Stock adjusted upon the issuance of such rights, options, warrants or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect for such shares of Series B Preferred Stock had an adjustment been made on the basis that the only Additional Shares of Common stock deemed issued pursuant to §6.09(c) were the Additional Shares of Common stock. If any, actually issued, sold or transferred on the exercise of such rights, options, warrants or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for an amount equal to the sum of (i) the consideration actually received by the Corporation upon such exercise (other than by cancellation of liabilities or obligations evidenced by any such Convertible securities), plus (ii) in the case of such rights, options or warrants, the consideration, if any, actually received by the Corporation for the granting of all such rights, options or warrants, whether or not exercised, or, in the case of such Convertible Securities, the consideration received for issuing or selling the Convertible Securities actually converted or exchanged.
          (e) Options and Warrants to Purchase Convertible Securities. For the purpose of making any adjustment to the Conversion Price for any shares of Series B Preferred Stock, as provided in §6.09(a), if, at any time or from time to time after the Original Issue Date for such shares of Series B Preferred Stock, the Corporation shall issue any rights, options or warrants for the purchase of Convertible Securities, then, in each case, in the Effective Price thereof (as hereinafter defined) is less than the Conversion Price then in effect for such shares of Series B Preferred Stock, the Corporation shall be deemed (i) to have issued at the time of the issuance of such rights, options or warrants the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities converted by such rights, options or warrants, and (ii) to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the sum of (A) the amount of consideration, if any, received by the Corporation for the issuance of such rights, options or warrants, plus (B) the minimum amounts of consideration, if any, payable to the corporation upon the exercise of such rights, options or warrants, plus (C) the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. As used in this §6.09(c), the term “Effective Price” shall mean the quotient determined by dividing (X) the total amount of such consideration determined as provided by clause (ii) of the preceding sentence of this paragraph (e). No further adjustment of the Conversion Price for any shares of Series B Preferred Stock adjusted upon the issuance of such rights, options or warrants shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, options or warrants or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities.
          (f) Expiration of Options and Warrants to Purchase Convertible Securities. The provisions of §6.09(d) for the readjustment of the Conversion Price for any shares of Series B Preferred Stock upon the expiration of rights, options or warrants or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options or warrants for the purchase of Convertible Securities referred to in §6.09(e).
          (g) Additional Shares of Common Stock. As used in this §6.09, the term “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or deemed (as provided by the terms and provisions of this §6.09) to be issued by the Corporation after the Original Issue Date for any share of Series B Preferred Stock, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued or issuable (i) upon conversion of shares of Series B Preferred Stock, or (ii) upon exercise of any warrant issued prior to or contemporaneously with the initial issue and sale by the Corporation of shares of Series B Preferred Stock or (iii) pursuant to any stock options granted by the Corporation’s Board of Directors to any employee or consultant of the Corporation, provided that the aggregate number of shares of Common Stock subject to and issued pursuant to such stock options, so long as any shares of Series B Preferred Stock shall be outstanding, shall not exceed 650,000, computed cumulatively from the initial Original Issue Date and including any options outstanding on such Original Issue Date but exclusive of shares subject to options which have expired tor been terminated without exercise and subject to proportionate adjustment in the case of any stock split of, stock dividend on, or reclassification or similar event involving the Common Stock.
     §6.10. Certificate of Chief Financial Officer. In each case of an adjustment of readjustment of the Conversion Price for any shares of Series B Preferred Stock or an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon conversion or exchange of shares of Series B Preferred Stock, the Corporation shall cause the chief financial officer of the Corporation to compute such adjustment or readjustment in accordance with the Corporation’s Restated Certificate of Incorporation and to prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each record holder of shares of Series B Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of:: (i) the consideration received or deemed received for any Additional Shares of Common stock issued or sold or deemed to have been issued or sold; (ii) the Conversion Price or Conversion Prices at the time in effect for shares of Series B Preferred Stock; and (iii) the number of Additional Shares of Common Stock into which shares of Series B Preferred Stock could be converted at the Conversion Price at the time in effect for such shares of Series B Preferred Stock.
     §6.11. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof entitled to receive any dividend or other distribution, or the occurrence or intended or impending occurrence of any event described in §4.04 hereof, the Corporation shall give to each holder of shares of Series B Preferred Stock, at least forty-five (45) days prior to the date of the taking of such record or such event, as the case may be, a written notice specifying (i) in the case of the taking by the Corporation of a record for the purpose of making a dividend or distribution, the date on which such record is to be taken and a description of such dividend or distribution, or (ii) in the case of the occurrence or intended or impending occurrence of any event described in §4.04 hereof, the date on which such event is to occur, and the time, if any, that is to be fixed, as to when the holders of record of shares of Junior Stock (or other securities) shall be entitled to exchange their shares of Junior Stock (or other securities) shall be entitled to exchange their shares of Junior Stock (or other securities) for securities or other property deliverable upon the occurrence of such event.
     §6.12. Automatic Conversion.
          (a) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share of Series B Preferred Stock, immediately upon the closing of the Corporation’s Qualified Initial Public Offering. The term “Qualified Initial Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock of the Corporation but only if (i) in the aggregate proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Corporation from such public offering, at the public offering price, shall equal or exceed $10,000,000; (ii) the public offering price per share of Common Stock of the Corporation in such public offering shall equal or exceed an amount equal $5.00 (as adjusted for stock splits, stock dividends, combinations and the like); and (iii) each of the underwriters participating in such public offering shall be obligated to buy on a “firm commitment” basis all shares of capital stock of the Corporation which such underwriters shall have agreed to distribute.
          (b) Upon the occurrence of the closing of such Qualified Initial Public offering, all of the shares of Series B Preferred Stock then outstanding shall be converted, without any further action by the holders thereof, into shares of Common Stock. The holders of shares of Series B Preferred Stock so converted shall surrender the stock certificates therefore at the principal office of the Corporation or of any transfer agent for shares of Common Stock in exchange for shares of Common Stock. The Corporation shall, forthwith upon such surrender, issue to such holders a certificate or certificates representing the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. The Corporation will also, upon conversion of Series B Preferred Stock and the issue and delivery of the certificate or certificates representing Common Stock, pay in Common Stock (valued at the Common Stock’s fair market value at the time of conversion, as determined on a reasonable basis and in good faith by the Board of Directors) all accrued and unpaid dividends, computed to the effective date of conversion, on the shares of Series b Preferred Stock converted into Common Stock.
     §6.13. Fractional Shares. No financial shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. In lieu of any fractional shares to which any holder of shares of Series B Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith and on a reasonable basis by the Board of Directors of the Corporation.
     §6.14. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will forthwith take such corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock to such number of shares of Series B Preferred Stock as shall be sufficient for such purpose.
     §6.15. Payment of Taxes. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.
     §6.16. No Impairment. The Corporation shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of holders of shares of Series B Preferred Stock against impairment.
     §7. Protective Provisions.
     §7.01 Action Requiring Affirmative Vote of Preferred Stock. So long as any shares of any series of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or written consent of a Special Majority of Series A Preferred Holders or Special Majority of Series B Preferred Holders (as the case may be), voting as a separate single class:
          (a) amend, repeal, abolish or modify any term or provision of, or add any term or provision to, (i) any article of the Corporation’s Restated Certificate of Incorporation, or (ii) the Corporation’s By-laws, if any such action of the kind described in clause (i) or (ii) of this paragraph (a) would alter or change or otherwise affect in any adverse way any of the powers, designations, preferences, privileges or rights of the Series A Preferred Stock or Series B Preferred Stock (as the case may be) or any of the restrictions provided for the benefit of either such series of Preferred Stock; or
          (b) increase the number of authorized shares of the Series A Preferred Stock or Series B Preferred Stock (as the case may be); or
          (c) authorize, create or issue (i) any shares of any Senior Capital Stock (as defined in §7.02(a) hereof) of any class or of any series of any class, or (ii) any Senior Convertible Securities (as defined in §7.02(b) hereof); or
          (d) decrease the total number of authorized shares of the Series A Preferred Stock or Series B Preferred Stock (as the case may be), except (i) in connection with and as and to the extent required by redemption of shares of Series A Preferred Stock upon the terms contained in §5 hereof, and (ii) in connection with and as and to the extent required by conversion of shares of Series B Preferred Stock upon the terms contained in §6 hereof; or
          (e) redeem, purchase, acquire or retire any shares of Preferred Stock, except (i) in connection with and as and to the extent required by redemption of shares of Series A Preferred Stock upon the terms contained in §5 hereof, and (ii) in connection with and as and to the extent required by conversion of shares of Series B Preferred Stock upon the terms contained in §6 hereof; or
          (f) redeem, purchase, acquire or retire (or pay into or set aside for a sinking fund for such purpose) any shares of any Junior Stock of any class or any series of any class, except for such repurchases as (i) have been approved by the Corporation’s Board of Directors and (ii) do not exceed, during any single fiscal year of the Corporation $100,000 in the aggregate; or
          (g) declare or pay any dividends of any kind on any shares of Junior Stock or make any other distributions of any kind in respect of any shares of Junior Stock; or
          (h) effect any merger, consolidation, sale or transfer transaction described in §4.04 hereof; or
          (i) reclassify any shares of Junior Stock into shares of Senior Capital Stock of any class or of any series of any class or into any Senior Convertible Securities.
     §7.02 Certain Additional Definitions. As used in this §7:
          (a) the term “Senior Capital Stock” shall mean any class or any series of any class of the Capital Stock of the Corporation: (i) which shall be entitled, upon any distribution of any assets of the Corporation, whether by dividend or by liquidation or by redemption, to any preference ranking prior or superior to or on a parity with the Series A Preferred Stock or Series B Preferred Stock (as the case may be); or (ii) which shall be entitled, upon any redemption of any shares of such capital stock; whether at the option of the Corporation, at the option of the holders thereof, or upon the happening of any specified events, to any preference in redemption payments ranking prior or superior to or on a parity with the Series A Preferred Stock or Series B Preferred Stock (as the case may be); or (iii) the holders of which shall be or become entitled, at any time or upon the happening of any specified events or conditions, to more than one vote for each share of such capital stock held by such holders; or (iv) which shall be convertible into, or exchangeable for, whether at the option of the Corporation, at the option of the holders thereof, or upon the happening of any specified events or conditions, any shares of any other Senior Capital Stock or any shares of Preferred Stock;
          (b) the term “Senior Convertible Securities” shall mean (i) any securities of the Corporation convertible into or exchangeable for or carrying any rights of any kind to acquire any shares of Senior Capital Stock of any class or of any series of any class; and (ii) any options, warrants or any other rights to acquire any Senior Capital Stock or any other Senior Convertible Securities; and
          (c) the term “Special Majority of Series A Preferred Holders” shall mean any holder or holders of Series A Preferred Stock entitled to vote sixty percent (60%) or more of the maximum number of votes to which all holders of shares of Series A Preferred Stock are then entitled, and the term “Special Majority of Series B Preferred Holders” shall mean any holder or holders of Series B Preferred Stock entitled to vote sixty percent (60%) or more of the maximum number of votes to which all holders of shares of Series B Preferred Stock are then entitled.
     §8. Notices. Any notice or request required or permitted by the provisions of this Article 4 shall be deemed given to and received by the Corporation (i) when delivered in hand or by courier or telecopier, or (ii) on the third business day after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the Secretary of the Corporation at the chief executive office of the Corporation at, and shall be deemed given to and received by any holder of record of shares of Preferred Stock, (iii) when delivered in hand or by courier or telecopier, or (iv) on the third business day after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to such holder of record at the address of such holder as it appears in the records of the Corporation at the time of mailing.
     §9. Shareholder Lists. Upon written request of any holder or holders of shares of Preferred Stock holding in the aggregate more than ten percent (10%) of the shares of Preferred Stock then outstanding, the Corporation will promptly furnish to such holder or holders a list of the names, addresses and numbers of shares held by each holder of record of shares of Preferred Stock as shown by the records of the Corporation.
     §10. Status of Converted or Redeemed Stock. In case any share of Preferred Stock shall be redeemed pursuant to §5 hereof or converted pursuant to §6 hereof, the shares so redeemed or converted shall be retired and not reissued.
     §11. Undesignated Preferred Stock. The shares of undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish and designate the different series and to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, which powers, preferences, rights, qualifications, limitations and restrictions need not be uniform among series. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.
     Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth shall be set forth in a certificate of designations along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with §103 of the General Corporation Law of the State of Delaware. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of which shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the certificate of incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (1) states that no shares of such class or series have been issued, (2) sets forth the copy of the amending resolution or resolutions and (3) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with §103 of the General Corporation Law of the State of Delaware.
     ARTICLE 5. The Corporation is to have perpetual existence.
     ARTICLE 6. The private property of the shareholders shall not be subject to the payment of the Corporation debts to any extent whatever.
     ARTICLE 7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and shareholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:
          (a) Subject only to the provisions of Article 3 hereof, the by-laws of the Corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the shareholders at the time having voting power, as may be prescribed in this Restated Certificate of Incorporation and the by-laws. Directors need not be shareholders of the Corporation, and the election of directors need not be by ballot.
          (b) The Board of Directors shall have the power and authority:

          (1) to make, alter or repeal by-laws of the Corporation, subject only to such limitation, if any, as may be from time to time be imposed by this Restated Certificate of Incorporation, law or by the by-laws; and
          (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the shareholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and
          (3) subject to any provision of the by-laws or of any contract binding on the Corporation, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the by-laws, any contract binding on the Corporation or by the Board of Directors.
     ARTICLE 8. Meetings of the shareholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.
     ARTICLE 9. The Corporation shall indemnify each director and officer of the Corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the Corporation, his heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the greatest extent permitted or provided by law (a) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article 9 is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.
     The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article 9.
     ARTICLE 10. No director of the Corporation shall be personally liable to the Corporation or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article 10 shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.
     ARTICLE 11. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the President of the Corporation does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its shareholders pursuant to §245 of the General Corporation Law of the State of Delaware, and the facts stated herein are true, and accordingly have hereunto set my hand this 20th day of November, 1997.

/s/ Paul Travers
President

Attest:	/s/ John H. Chu John H. Chu, Secretary